EXHIBIT 10.58

FIRST AMENDMENT TO REGO II REAL ESTATE SUB-RETENTION AGREEMENT

THIS FIRST AMENDMENT TO REGO II REAL ESTATE SUB-RETENTION AGREEMENT (this “Amendment”) is made as of the 22 day of December, 2014, by and among ALEXANDER’S, INC.,  a Delaware corporation having an address at 210 Route 4 East, Paramus, New Jersey 07652 (“Agent”), and VORNADO REALTY, L.P., a Delaware limited partnership having an address at 210 Route 4 East, Paramus, New Jersey 07652 (“Sub-Agent”).

R E C I T A L S

WHEREAS, Rego II Borrower LLC (“Owner”) is the owner of that certain improved real property described on Schedule A (the “Assets”) to that certain Rego II Real Estate Retention Agreement dated as of November 30, 2011 by and between Owner and Agent (the “Retention Agreement”). Pursuant to the terms of the Retention Agreement, Agent agreed to act as special real estate consultant to Owner.

WHEREAS, Agent and Sub-Agent are parties to that certain Rego II Real Estate Sub-Retention Agreement dated as of November 30, 2011 (the “Sub-Retention Agreement”).

WHEREAS, Agent and Sub-Agent desire to modify and amend the Sub-Retention Agreement as set forth below.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Agent and Sub-Agent hereby agree as follows:

1.      The following amendment to the Sub-Retention Agreement shall be effective from and after the date hereof:

Article II.C.1 (b) is hereby amended by adding the following thereto:

            “Fees payable with respect to a sale, assignment or In Lieu Asset Transaction shall be paid first and Sub-Agent shall not be entitled to receive any fees with respect to  a lease or sublease to the extent the tenant is in default of its payment obligations thereunder, except as a result of a default by the Owner or a termination by Owner of the lease or sublease (other than a termination by the Owner resulting from the tenant’s monetary default).”

2.      This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

3.      All terms capitalized but not defined herein shall have the same meaning ascribed to such terms in the Sub-Retention Agreement or Retention Agreement, as the case may be.  The marginal headings and titles to the paragraphs of this Amendment are not a part of this Amendment and shall have no effect upon the construction or interpretation of any part hereof.

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4.      This Amendment is incorporated into and made a part of the Sub-Retention Agreement, and the Sub-Retention Agreement and all terms, conditions and provisions of the Sub-Retention Agreement are ratified and confirmed in all respects and is and shall continue to be in full force and effect as modified and amended hereby.

5.      This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

6.      This Amendment constitutes the entire understanding of the parties with respect to the subject hereof and may not be amended except in a writing executed by the parties hereto.

7.      This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their successors and permitted assigns.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                    SUB-AGENT:

VORNADO REALTY L.P., a Delaware limited partnership

By: Vornado Realty Trust, its general partner

By:      /s/ Stephen Theriot

Name: Stephen Theriot

Title:   Chief Financial Officer

AGENT:

ALEXANDER’S, INC.

By:      /s/ Joseph Macnow

Name: Joseph Macnow

Title:   Chief Financial Officer

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